EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Meridian Medical Technologies, Inc. 1997 Long-Term Incentive Plan and to the incorporation by reference therein of our report dated October 22, 1999, with respect to the consolidated financial statements of Meridian Medical Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 1999, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP

Washington, DC
March 10, 2000